Investor Contact	7930 Jones Branch Drive
Jill Slattery	McLean, VA 22102
+1 703 883 6043	ir.hilton.com

Media Contact
Megan Ryan
+1 703 883 6711

Hilton Reports Second Quarter Results

MCLEAN, VA (July 29, 2021) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its second quarter 2021 results. The following results reflect the material impact that the novel coronavirus ("COVID-19") pandemic has had on Hilton's business. Highlights include:

•Diluted EPS was $0.46 for the second quarter, and diluted EPS, adjusted for special items, was $0.56

•Net income was $128 million for the second quarter

•Adjusted EBITDA was $400 million for the second quarter

•System-wide comparable RevPAR increased 233.8 percent on a currency neutral basis for the second quarter from the same period in 2020

•Approved 25,900 new rooms for development during the second quarter, bringing Hilton's development pipeline to 401,000 rooms as of June 30, 2021

•Added 19,800 rooms to Hilton's system in the second quarter, contributing to 17,800 net additional rooms during the period and approximately 7.0 percent annualized net unit growth from June 30, 2020

•Fully repaid the $1,190 million outstanding debt balance on the Revolving Credit Facility during the second quarter

•As of July 21, 2021, 99 percent of Hilton's system-wide hotels were open

•Full year 2021 net unit growth is expected to be between 5.0 percent and 5.5 percent

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "We are excited about our strong second quarter performance, which reflects our ongoing recovery from the negative effects of the COVID-19 pandemic. The broader distribution of vaccinations and the easing of travel and other restrictions have allowed for renewed interest in travel and tourism, with families embarking on long-delayed trips, and businesses scheduling in-person meetings again. While the pace of recovery varies by region, particularly with the uncertainty surrounding coronavirus variants, we expect continued strength in leisure demand and further upticks in business travel to drive continued resurgence in the back half of the year. We are also increasingly optimistic on our development, with net unit growth for the full year expected to be between 5.0 percent and 5.5 percent."

The negative impact of the COVID-19 pandemic affected the Asia Pacific region beginning in January 2020, before spanning to the Americas and Europe, Middle East and Africa regions in mid-March 2020. Therefore, the results for the six months ended June 30, 2021 and 2020 for these regions are less comparable than the Asia Pacific region and reflect less improvement, if any, in RevPAR between the two periods, as those regions were not affected for the entirety of the six months ended June 30, 2020. The operations of approximately 300 hotels, primarily located in the U.S. and Europe, were suspended for some period of time during the six months ended June 30, 2021, as compared to approximately 1,205 hotels during the six months ended June 30, 2020. As of June 30, 2021, all but approximately 100 of Hilton's system-wide hotels were open.

For the three months ended June 30, 2021, system-wide comparable RevPAR increased 233.8 percent, compared to the same period in 2020, due to increases in both occupancy and ADR, and fee revenues increased 220 percent. For the six months ended June 30, 2021, system-wide comparable RevPAR increased 23.2 percent, compared to the same period in 2020, due to an increase in occupancy, partially offset by a decrease in ADR, and fee revenues increased 28 percent. These increases reflect the global recovery from the COVID-19 pandemic and the related upward trend in travel and tourism during 2021, particularly during the three months ended June 30, 2021.

For the three months ended June 30, 2021, diluted EPS was $0.46 and diluted EPS, adjusted for special items, was $0.56 compared to $(1.55) and $(0.61), respectively, for the three months ended June 30, 2020. Net income (loss) and Adjusted EBITDA were $128 million and $400 million, respectively, for the three months ended June 30, 2021, compared to $(432) million and $51 million, respectively, for the three months ended June 30, 2020.

For the six months ended June 30, 2021, diluted EPS was $0.08 and diluted EPS, adjusted for special items, was $0.58 compared to $(1.49) and $0.13, respectively, for the six months ended June 30, 2020. Net income (loss) and Adjusted EBITDA were $19 million and $598 million, respectively, for the six months ended June 30, 2021, compared to $(414) million and $414 million, respectively, for the six months ended June 30, 2020.

Development

In the second quarter of 2021, Hilton opened 119 new hotels totaling over 19,800 rooms and achieved net unit growth of 17,800 rooms. In June 2021, the Resorts World Las Vegas opened, Hilton's largest multi-brand property, which includes three premium brands, Hilton Hotels & Resorts, Conrad Hotels & Resorts and LXR Hotels & Resorts. Also during the quarter, Hilton celebrated Tru by Hilton's 5-year anniversary with the opening of the brand's 200th hotel. Hilton had a record amount of conversion signings during the quarter and, in July 2021, opened its first hotel under the Signia by Hilton brand, the Signia by Hilton Orlando Bonnet Creek, re-branded from a Hilton Hotels & Resorts property.

As of June 30, 2021, Hilton's development pipeline totaled nearly 2,590 hotels representing 401,000 rooms throughout 115 countries and territories, including 30 countries and territories where Hilton does not currently have any existing hotels. Additionally, of the rooms in the development pipeline, 247,000 rooms were located outside the U.S., and 203,000 rooms were under construction.

Balance Sheet and Liquidity

As of June 30, 2021, Hilton had $8.9 billion of long-term debt outstanding, excluding deferred financing costs and discount, with a weighted average interest rate of 4.00 percent. Excluding finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 3.95 percent and no scheduled maturities until 2025. During the three months ended June 30, 2021, Hilton fully repaid the $1,190 million outstanding debt balance on its $1.75 billion senior secured revolving credit facility (the "Revolving Credit Facility"), resulting in an available borrowing capacity of $1,690 million as of June 30, 2021, after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $1,127 million as of June 30, 2021, including $83 million of restricted cash and cash equivalents.

Conference Call

Hilton will host a conference call to discuss second quarter 2021 results on July 29, 2021 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting/quarterly-results/2021.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the U.S. or 1-412-317-6061 internationally using the conference ID 6381672. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 10157784.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the impact of and recovery from the COVID-19 pandemic, the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, risks related to the impact of the COVID-19 pandemic, including as a result of new strains or variants of the virus, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S. and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Securities and Exchange Commission (the "SEC"), as such factors may be further updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 18 world-class brands comprising more than 6,600 properties and more than 1 million rooms in 119 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on the 2020 World's Best Workplaces list and was named the 2020 Global Industry Leader on the Dow Jones Sustainability Indices. In 2020, Hilton CleanStay was introduced, bringing an industry-defining standard of cleanliness to hotels worldwide. Through the award-winning guest loyalty program Hilton Honors, the more than 118 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit newsroom.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues
Franchise and licensing fees	$369	$132	$611	$471
Base and other management fees	42	8	67	68
Incentive management fees	21	(5)	34	18
Owned and leased hotels	121	31	177	241
Other revenues	21	10	38	33
	574	176	927	831
Other revenues from managed and franchised properties	755	388	1,276	1,653
Total revenues	1,329	564	2,203	2,484

Expenses
Owned and leased hotels	142	95	252	334
Depreciation and amortization	46	88	97	179
General and administrative	98	63	195	123
Reorganization costs	—	38	—	38
Impairment losses	—	15	—	127
Other expenses	9	13	19	27
	295	312	563	828
Other expenses from managed and franchised properties	810	554	1,395	1,890
Total expenses	1,105	866	1,958	2,718

Operating income (loss)	224	(302)	245	(234)

Interest expense	(101)	(106)	(204)	(200)
Gain (loss) on foreign currency transactions	(1)	(13)	1	(4)
Loss on debt extinguishment	—	—	(69)	—
Other non-operating income (loss), net	5	(23)	10	(23)

Income (loss) before income taxes	127	(444)	(17)	(461)

Income tax benefit	1	12	36	47

Net income (loss)	128	(432)	19	(414)
Net loss attributable to noncontrolling interests	2	2	3	2
Net income (loss) attributable to Hilton stockholders	$130	$(430)	$22	$(412)

Weighted average shares outstanding:
Basic	279	277	278	277
Diluted(1)	281	277	281	277

Earnings (loss) per share:
Basic	$0.47	$(1.55)	$0.08	$(1.49)
Diluted(1)	$0.46	$(1.55)	$0.08	$(1.49)

Cash dividends declared per share	$—	$—	$—	$0.15
____________
(1)The weighted average shares outstanding used in the calculation of diluted loss per share for the three and six months ended June 30, 2020 were revised from the previously reported amounts. Refer to “Reconciliations of Non-GAAP Financial Measures – Net Income and Diluted EPS, Adjusted for Special Items” for additional information.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
U.S.	63.7%	39.2%	pts.	$129.30	28.1%	$82.32	233.6%
Americas (excluding U.S.)	37.3	27.5		108.05	28.7	40.34	389.9
Europe	31.9	25.1		105.83	22.6	33.80	470.2
Middle East & Africa	48.8	32.7		131.06	28.1	64.00	286.6
Asia Pacific	56.1	27.2		98.71	25.4	55.39	143.1
System-wide	58.5	36.1		124.75	28.0	73.03	233.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
U.S.	55.7%	14.7%	pts.	$119.91	(6.6)%	$66.83	26.9%
Americas (excluding U.S.)	33.8	3.1		102.34	(13.3)	34.60	(4.7)
Europe	25.7	(3.8)		96.81	(20.1)	24.87	(30.5)
Middle East & Africa	45.7	8.5		128.18	1.0	58.59	24.0
Asia Pacific	49.9	16.8		98.26	(5.1)	49.08	43.3
System-wide	51.3	12.6		116.51	(7.1)	59.75	23.2

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Waldorf Astoria Hotels & Resorts	47.0%	35.2%	pts.	$499.78	126.2%	$234.79	802.9%
Conrad Hotels & Resorts	40.9	22.7		202.85	41.7	82.88	219.0
Canopy by Hilton	44.7	31.2		146.28	43.0	65.35	373.8
Hilton Hotels & Resorts	43.6	30.3		145.69	30.8	63.54	327.1
Curio Collection by Hilton	48.8	33.6		190.58	52.3	93.02	389.1
DoubleTree by Hilton	50.7	33.7		113.09	24.0	57.29	269.4
Tapestry Collection by Hilton	52.1	31.6		136.53	34.9	71.17	243.4
Embassy Suites by Hilton	58.4	41.5		144.06	27.1	84.17	338.9
Hilton Garden Inn	60.2	38.5		113.90	25.6	68.61	247.6
Hampton by Hilton	66.5	39.2		112.20	23.6	74.67	200.8
Tru by Hilton	69.5	40.9		105.41	30.6	73.25	216.9
Homewood Suites by Hilton	76.4	36.2		122.02	17.1	93.26	122.4
Home2 Suites by Hilton	78.5	39.4		112.99	20.6	88.67	142.1
System-wide	58.5	36.1		124.75	28.0	73.03	233.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Waldorf Astoria Hotels & Resorts	39.5%	6.9%	pts.	$529.52	28.2%	$209.31	55.5%
Conrad Hotels & Resorts	36.1	5.1		195.62	(9.4)	70.57	5.3
Canopy by Hilton	37.3	10.9		134.57	(9.8)	50.13	27.6
Hilton Hotels & Resorts	37.0	3.8		137.66	(12.3)	50.87	(2.2)
Curio Collection by Hilton	42.2	9.3		183.45	3.8	77.33	32.9
DoubleTree by Hilton	43.4	9.0		106.29	(10.7)	46.18	12.8
Tapestry Collection by Hilton	44.8	11.1		126.53	1.3	56.73	34.8
Embassy Suites by Hilton	50.9	12.9		133.88	(9.2)	68.13	21.5
Hilton Garden Inn	53.1	14.4		104.77	(7.8)	55.65	26.6
Hampton by Hilton	58.4	17.4		103.78	(1.5)	60.60	40.4
Tru by Hilton	61.5	23.1		96.09	6.1	59.12	69.8
Homewood Suites by Hilton	70.4	17.6		114.68	(5.9)	80.68	25.5
Home2 Suites by Hilton	71.6	21.5		105.64	0.6	75.59	44.0
System-wide	51.3	12.6		116.51	(7.1)	59.75	23.2

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended June 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Management and franchise	59.1%	36.3%	pts.	$124.59	28.0%	$73.58	232.6%
Ownership(1)	26.3	21.1		147.05	12.6	38.61	473.9
System-wide	58.5	36.1		124.75	28.0	73.03	233.8

	Six Months Ended June 30,
	Occupancy			ADR		RevPAR
	2021	vs. 2020		2021	vs. 2020	2021	vs. 2020
Management and franchise	51.8%	12.9%	pts.	$116.35	(6.8)%	$60.24	24.3%
Ownership(1)	20.4	(7.9)		142.75	(19.4)	29.17	(42.0)
System-wide	51.3	12.6		116.51	(7.1)	59.75	23.2
____________
(1)Includes leased hotels, as well as hotels leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of June 30, 2021

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	13	5,266	2	1,047	15	6,313
Americas (excluding U.S.)	—	—	2	261	—	—	2	261
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	5	1,224	—	—	5	1,224
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	2	306	2	306
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	2	383	—	—	2	383
Middle East & Africa	—	—	—	—	1	234	1	234
Conrad Hotels & Resorts
U.S.	—	—	6	2,211	2	1,716	8	3,927
Americas (excluding U.S.)	—	—	2	438	—	—	2	438
Europe	—	—	4	1,155	—	—	4	1,155
Middle East & Africa	1	614	3	1,569	—	—	4	2,183
Asia Pacific	1	164	20	6,057	1	659	22	6,880
Canopy by Hilton
U.S.	—	—	—	—	22	3,693	22	3,693
Americas (excluding U.S.)	—	—	2	272	—	—	2	272
Europe	—	—	1	123	2	263	3	386
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	3	489	—	—	3	489
Hilton Hotels & Resorts
U.S.	—	—	62	45,716	184	58,099	246	103,815
Americas (excluding U.S.)	1	405	25	9,323	26	7,826	52	17,554
Europe	45	12,542	45	15,241	39	10,560	129	38,343
Middle East & Africa	5	1,998	38	12,809	2	1,415	45	16,222
Asia Pacific	5	2,999	107	37,700	6	2,649	118	43,348
Curio Collection by Hilton
U.S.	—	—	5	2,633	52	11,114	57	13,747
Americas (excluding U.S.)	—	—	2	99	10	1,224	12	1,323
Europe	—	—	5	461	19	2,728	24	3,189
Middle East & Africa	—	—	4	685	1	356	5	1,041
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	31	10,382	340	78,130	371	88,512
Americas (excluding U.S.)	—	—	3	587	35	6,833	38	7,420
Europe	—	—	13	3,425	105	17,638	118	21,063
Middle East & Africa	—	—	14	3,853	5	568	19	4,421
Asia Pacific	—	—	72	19,559	5	1,395	77	20,954
Tapestry Collection by Hilton
U.S.	—	—	—	—	59	7,247	59	7,247
Americas (excluding U.S.)	—	—	—	—	4	354	4	354
Europe	—	—	—	—	1	46	1	46
Asia Pacific	—	—	1	266	1	175	2	441
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of June 30, 2021

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Embassy Suites by Hilton
U.S.	—	—	42	11,109	210	47,073	252	58,182
Americas (excluding U.S.)	—	—	3	667	5	1,336	8	2,003
Motto by Hilton
U.S.	—	—	—	—	2	497	2	497
Hilton Garden Inn
U.S.	—	—	4	425	720	99,430	724	99,855
Americas (excluding U.S.)	—	—	11	1,571	48	7,270	59	8,841
Europe	—	—	19	3,642	58	9,451	77	13,093
Middle East & Africa	—	—	16	3,534	3	474	19	4,008
Asia Pacific	—	—	44	9,720	—	—	44	9,720
Hampton by Hilton
U.S.	—	—	28	3,648	2,271	223,896	2,299	227,544
Americas (excluding U.S.)	—	—	12	1,540	107	12,976	119	14,516
Europe	—	—	17	2,808	88	13,563	105	16,371
Middle East & Africa	—	—	3	723	—	—	3	723
Asia Pacific	—	—	—	—	189	31,103	189	31,103
Tru by Hilton
U.S.	—	—	—	—	202	19,720	202	19,720
Americas (excluding U.S.)	—	—	—	—	2	179	2	179
Homewood Suites by Hilton
U.S.	—	—	10	1,172	485	55,359	495	56,531
Americas (excluding U.S.)	—	—	3	406	23	2,590	26	2,996
Home2 Suites by Hilton
U.S.	—	—	2	210	485	50,800	487	51,010
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Other	—	—	4	2,164	2	244	6	2,408
Total hotels	60	19,185	723	228,656	5,836	793,313	6,619	1,041,154
Hilton Grand Vacations	—	—	—	—	57	9,177	57	9,177
Total system	60	19,185	723	228,656	5,893	802,490	6,676	1,050,331
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(unaudited, dollars in millions)

	Three Months Ended
	June 30,		Increase / (Decrease)
	2021	2020	$	%
Capital expenditures for property and equipment(1)	$6	$18	(12)	(66.7)
Capitalized software costs(2)	8	16	(8)	(50.0)
Total capital expenditures	14	34	(20)	(58.8)
Contract acquisition costs	72	12	60	NM(3)
Total capital expenditures and contract acquisition costs	$86	$46	40	87.0

	Six Months Ended
	June 30,		Increase / (Decrease)
	2021	2020	$	%
Capital expenditures for property and equipment(1)	$9	$30	(21)	(70.0)
Capitalized software costs(2)	16	33	(17)	(51.5)
Total capital expenditures	25	63	(38)	(60.3)
Contract acquisition costs	115	23	92	NM(3)
Total capital expenditures and contract acquisition costs	$140	$86	54	62.8
____________
(1)Expenditures for hotels, corporate and other property and equipment, which include amounts indirectly reimbursed by hotel owners of $1 million and $4 million for the three months ended June 30, 2021 and 2020, respectively, and $1 million and $7 million for the six months ended June 30, 2021 and 2020, respectively. Excludes expenditures for FF&E replacement reserves of $11 million and $7 million for the three months ended June 30, 2021 and 2020, respectively, and $15 million and $21 million for the six months ended June 30, 2021 and 2020, respectively.
(2)Includes $7 million and $6 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended June 30, 2021 and 2020, respectively, and $14 million and $20 million for the six months ended June 30, 2021 and 2020, respectively.
(3)Fluctuation in terms of percentage change is not meaningful.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME (LOSS) AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss) attributable to Hilton stockholders, as reported	$130	$(430)	$22	$(412)
Diluted EPS, as reported(1)	$0.46	$(1.55)	$0.08	$(1.49)
Special items:
Net other expenses from managed and franchised properties	$55	$166	$119	$237
Purchase accounting amortization(2)	12	47	24	96
FF&E replacement reserves	11	7	15	21
Reorganization costs	—	38	—	38
Impairment losses	—	15	—	127
Loss on debt extinguishment(3)	—	—	69	—
Tax-related adjustment(4)	(30)	—	(30)	—
Other adjustments(5)	(2)	22	1	25
Total special items before taxes	46	295	198	544
Income tax expense on special items	(19)	(35)	(57)	(94)
Total special items after taxes	$27	$260	$141	$450

Net income (loss), adjusted for special items	$157	$(170)	$163	$38
Diluted EPS, adjusted for special items(6)	$0.56	$(0.61)	$0.58	$0.13
____________
(1)The weighted average shares outstanding used in the calculation of diluted EPS for the three and six months ended June 30, 2020 were revised from previously reported amounts of 278 million and 279 million, respectively, to 277 million for both periods as the previously reported dilutive shares were determined to be anti-dilutive as a result of the net loss attributable to Hilton stockholders reported during those periods.
(2)Represents the amortization of finite-lived intangible assets that were recorded at fair value in October 2007 when the Company became a wholly owned subsidiary of affiliates of The Blackstone Group Inc. Certain of these assets became fully amortized during the year ended December 31, 2020, and the majority of the remaining finite-lived intangible assets will be fully amortized during 2023.
(3)Relates to the redemption of the 5.125% Senior Notes due 2026 and includes a redemption premium of $55 million and the accelerated recognition of unamortized deferred financing costs of $14 million.
(4)Includes benefits recognized in income tax benefit related to the United Kingdom's Finance Act 2021, enacted in June 2021, which did not have an effect on cash paid for taxes in the periods.
(5)The three and six months ended June 30, 2020 include losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel, which were recognized in other non-operating loss, net.
(6)The weighted average shares outstanding used in the calculation of diluted EPS, adjusted for special items, for the three months ended June 30, 2020 was revised from the previously reported amount of 278 million to 277 million as the previously reported dilutive shares were determined to be anti-dilutive as a result of a net loss, adjusted for special items, reported during the period. For the six months ended June 30, 2020, the weighted average shares outstanding used in the calculation of diluted EPS, adjusted for special items, remained unchanged at 279 million shares as net income, adjusted for special items, was reported for the period.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Net income (loss)	$128	$(432)	$19	$(414)
Interest expense	101	106	204	200
Income tax benefit	(1)	(12)	(36)	(47)
Depreciation and amortization expenses	46	88	97	179
EBITDA	274	(250)	284	(82)
Loss (gain) on foreign currency transactions	1	13	(1)	4
Loss on debt extinguishment	—	—	69	—
FF&E replacement reserves	11	7	15	21
Share-based compensation expense	53	24	92	12
Reorganization costs	—	38	—	38
Impairment losses	—	15	—	127
Amortization of contract acquisition costs	7	7	14	15
Net other expenses from managed and franchised properties	55	166	119	237
Other adjustments(1)	(1)	31	6	42
Adjusted EBITDA	$400	$51	$598	$414
____________
(1)Includes severance not related to the 2020 reorganization and other items. The three and six months ended June 30, 2020 also include losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Total revenues, as reported	$1,329	$564	$2,203	$2,484
Add: amortization of contract acquisition costs	7	7	14	15
Less: other revenues from managed and franchised properties	(755)	(388)	(1,276)	(1,653)
Total revenues, as adjusted	$581	$183	$941	$846

Adjusted EBITDA	$400	$51	$598	$414

Adjusted EBITDA margin	68.8%	27.9%	63.5%	48.9%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(unaudited, dollars in millions)

	June 30,	December 31,
	2021	2020
Long-term debt, including current maturities	$8,766	$10,487
Add: unamortized deferred financing costs and discount	93	93
Long-term debt, including current maturities and excluding unamortized deferred financing costs and discount	8,859	10,580
Add: Hilton's share of unconsolidated affiliate debt	8	8
Less: cash and cash equivalents	(1,044)	(3,218)
Less: restricted cash and cash equivalents	(83)	(45)
Net debt	$7,740	$7,325

	Six Months Ended		Year Ended	TTM Ended
	June 30,		December 31,	June 30,
	2021	2020	2020	2021
Net income (loss)	$19	$(414)	$(720)	$(287)
Interest expense	204	200	429	433
Income tax benefit	(36)	(47)	(204)	(193)
Depreciation and amortization expenses	97	179	331	249
EBITDA	284	(82)	(164)	202
Loss (gain) on foreign currency transactions	(1)	4	27	22
Loss on debt extinguishments	69	—	48	117
FF&E replacement reserves	15	21	57	51
Share-based compensation expense	92	12	97	177
Reorganization costs	—	38	41	3
Impairment losses	—	127	258	131
Amortization of contract acquisition costs	14	15	29	28
Net other expenses from managed and franchised properties	119	237	397	279
Other adjustments(1)	6	42	52	16
Adjusted EBITDA	$598	$414	$842	$1,026

Net debt				$7,740

Net debt to Adjusted EBITDA ratio				7.5
____________
(1)Includes severance not related to the 2020 reorganization and other items. The six months ended June 30, 2020 and year ended December 31, 2020 also include losses related to the disposal of an investment and the settlement of a debt guarantee for a franchised hotel. The year ended December 31, 2020 also includes a gain related to the reimbursement by a third party for taxes owed resulting from the sale of a hotel in a prior period.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Trailing Twelve Month Financial Information

This press release includes certain unaudited financial information for the trailing twelve months ("TTM") ended June 30, 2021, which is calculated as the six months ended June 30, 2021 plus the year ended December 31, 2020 less the six months ended June 30, 2020. This presentation is not in accordance with GAAP. However, the Company believes that this presentation provides useful information to investors regarding its recent financial performance, and it views this presentation of the four most recently completed fiscal quarters as a key measurement period for investors to assess its historical results. In addition, the Company's management uses TTM information to evaluate the Company's financial performance for ongoing planning purposes.

The COVID-19 pandemic had a material adverse impact on the Company's results for the TTM period ended June 30, 2021 when compared to periods prior to the onset of the pandemic in early 2020, and the Company expects it will continue to have a significant adverse impact on the Company's results of operations in the near term. As such, this interim period, as well as upcoming periods, are unlikely to be comparable to periods prior to the onset of the pandemic or to other periods affected by the pandemic, and are not indicative of future performance. As such, TTM information may not be useful for projecting future operating results.

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated equity investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are used. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where it is capitalized and depreciated over the life of the FF&E; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. The Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to similarly titled measures of other companies and may have limitations as analytical tools.

Net Debt and Net Debt to Adjusted EBITDA Ratio

Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: (i) long-term debt, including current maturities and excluding unamortized deferred financing costs and discount, and (ii) the Company's share of unconsolidated affiliate debt; reduced by: (a) cash and cash equivalents and (b) restricted cash and cash equivalents. Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies.

The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 6,619 hotels in the Company's system as of June 30, 2021, 5,617 hotels were classified as comparable hotels. The 1,002 non-comparable hotels included 43 hotels, or less than one percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, no hotel that had completely or partially suspended operations on a temporary basis at any time as a result of the COVID-19 pandemic was excluded from the definition of comparable hotels on that basis alone. Despite these temporary suspensions of hotel operations, the Company believes that including these hotels within the hotel operating statistics of occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR"), reflects the underlying results of the business for the three and six months ended June 30, 2021 and 2020.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable ADR pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis, and references to RevPAR and ADR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three and six months ended June 30, 2021 and 2020 use the exchange rates for the three and six months ended June 30, 2021, respectively.